UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On May 6, 2019, Ascena Retail Group, Inc., a Delaware corporation (“ascena” or the "Company"), completed its previously announced sale of Maurices Incorporated, a Delaware corporation (“maurices”), pursuant to the Stock Purchase Agreement, dated March 24, 2019 (the “Purchase Agreement”), by and among ascena, maurices and Viking Brand Upper Holdings, L.P., a Cayman Islands exempted limited partnership (“Buyer”) and an affiliate of OpCapita LLP (the "Transaction"). Pursuant to the Purchase Agreement, ascena received approximately $210 million in cash and approximately 49.6% of the outstanding equity interests in Buyer, which is now the owner of maurices, in connection with the consummation of the Transaction. The 49.6% ownership interest will be accounted for using the equity-method of accounting.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X and have been derived from the historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are presented based on available information and certain assumptions that management believes are reasonable. The following unaudited pro forma financial information presents ascena’s unaudited pro forma condensed consolidated financial statements reflecting the effect of the disposition of maurices on assets, liabilities, revenues and expenses directly attributable to the sale.

The unaudited pro forma condensed consolidated balance sheet as of February 2, 2019 shows the financial position of ascena as if the disposition had occurred on February 2, 2019. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended July 30, 2016, July 29, 2017 and August 4, 2018 and the six months ended February 2, 2019 reflect the disposition as if it had occurred on July 26, 2015, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the following: (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the fiscal year ended August 4, 2018 and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the fiscal quarter ended February 2, 2019.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the disposition had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The pro forma financial statements do not purport to project the future operating results or financial position of the Company following the disposition. Furthermore, the unaudited pro forma condensed consolidated statements of operations do not include certain nonrecurring charges, such as the anticipated gain to be recorded in connection with the Transaction, and the related tax effects that result directly from the Transaction as described in the notes to the unaudited pro forma condensed consolidated financial statements.

ASCENA RETAIL GROUP, INC.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
For the Six Months Ended February 2, 2019
(millions, except per share data)

	ascena	Less:	Pro Forma		ascena
	as reported	maurices (a)	adjustments		Pro Forma
Net sales	$3,284.6	$(511.1)	$—		$2,773.5
Cost of goods sold	(1,456.2)	232.5	—		(1,223.7)
Gross margin	1,828.4	(278.6)	—		1,549.8

Other operating expenses:
Buying, distribution and occupancy expenses	(632.3)	75.7			(556.6)
Selling, general and administrative expenses	(1,021.5)	137.4	11.3	(b)	(872.8)
Restructuring and other related charges	(22.2)	0.2	—		(22.0)
Depreciation and amortization expense	(165.3)	15.3	—		(150.0)
Total other operating expenses	(1,841.3)	228.6	11.3		(1,601.4)
Operating loss	(12.9)	(50.0)	11.3		(51.6)

Interest expense	(52.9)	—	—		(52.9)
Interest income and other income, net	2.0	—	—		2.0
Loss before (provision) benefit for income taxes	(63.8)	(50.0)	11.3		(102.5)
(Provision) benefit for income taxes	(1.8)	9.8	(2.8)	(c)	5.2
Equity in earnings of equity-method investee	—	—	15.7	(d)	15.7
Net loss	$(65.6)	$(40.2)	$24.2		$(81.6)

Net loss per common share:
Basic	$(0.33)				$(0.41)
Diluted	$(0.33)				$(0.41)

Weighted average common shares outstanding:
Basic	197.1				197.1
Diluted	197.1				197.1

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ASCENA RETAIL GROUP, INC.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
For the Fiscal Year Ended August 4, 2018
(millions, except per share data)

	ascena	Less:	Pro Forma		ascena
	as reported	maurices (a)	adjustments		Pro Forma
Net sales	$6,578.3	$(1,011.9)	$—		$5,566.4
Cost of goods sold	(2,786.8)	452.7	—		(2,334.1)
Gross margin	3,791.5	(559.2)	—		3,232.3

Other operating expenses:
Buying, distribution and occupancy expenses	(1,281.1)	151.7	—		(1,129.4)
Selling, general and administrative expenses	(2,036.7)	275.6	25.8	(b)	(1,735.3)
Acquisition and integration expenses	(5.4)	—	—		(5.4)
Restructuring and other related charges	(78.5)	1.9	—		(76.6)
Depreciation and amortization expense	(355.5)	32.9	—		(322.6)
Total other operating expenses	(3,757.2)	462.1	25.8		(3,269.3)
Operating income (loss)	34.3	(97.1)	25.8		(37.0)

Interest expense	(113.0)	—	—		(113.0)
Interest income and other income, net	2.2	(0.2)	—		2.0
Loss on extinguishment of debt	(5.0)	—	—		(5.0)
Loss before benefit for income taxes	(81.5)	(97.3)	25.8		(153.0)
Benefit for income taxes	41.8	15.2	(8.1)	(c)	48.9
Equity in earnings of equity-method investee	—	—	31.9	(d)	31.9
Net loss	$(39.7)	$(82.1)	$49.6		$(72.2)

Net loss per common share:
Basic	$(0.20)				$(0.37)
Diluted	$(0.20)				$(0.37)

Weighted average common shares outstanding:
Basic	196.0				196.0
Diluted	196.0				196.0

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ASCENA RETAIL GROUP, INC.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
For the Fiscal Year Ended July 29, 2017
(millions, except per share data)

	ascena	Less:	Pro Forma		ascena
	as reported	maurices (a)	adjustments		Pro Forma
Net sales	$6,649.8	$(1,032.5)	$—		$5,617.3
Cost of goods sold	(2,790.2)	456.8	—		(2,333.4)
Gross margin	3,859.6	(575.7)	—		3,283.9

Other operating expenses:
Buying, distribution and occupancy expenses	(1,274.3)	152.0	—		(1,122.3)
Selling, general and administrative expenses	(2,068.5)	278.8	—		(1,789.7)
Acquisition and integration expenses	(39.4)	—	—		(39.4)
Restructuring and other related charges	(81.9)	3.8	—		(78.1)
Impairment of goodwill	(596.3)	—	—		(596.3)
Impairment of other intangible assets	(728.1)	107.2	—		(620.9)
Depreciation and amortization expense	(384.9)	37.3	—		(347.6)
Total other operating expenses	(5,173.4)	579.1	—		(4,594.3)
Operating (loss) income	(1,313.8)	3.4	—		(1,310.4)

Interest expense	(102.2)	—	—		(102.2)
Interest income and other income, net	1.8	(0.7)	—		1.1
Loss on extinguishment of debt	—	—	—		—
(Loss) income before benefit (provision) for income taxes	(1,414.2)	2.7	—		(1,411.5)
Benefit (provision) for income taxes	346.9	13.5	—		360.4
Equity in loss of equity-method investee	—	—	(8.0)	(d)	(8.0)
Net (loss) income	$(1,067.3)	$16.2	$(8.0)		$(1,059.1)

Net loss per common share:
Basic	$(5.48)				$(5.44)
Diluted	$(5.48)				$(5.44)

Weighted average common shares outstanding:
Basic	194.8				194.8
Diluted	194.8				194.8

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ASCENA RETAIL GROUP, INC.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
For the Fiscal Year Ended July 30, 2016
(millions, except per share data)

	ascena	Less:	Pro Forma		ascena
	as reported	maurices (a)	adjustments		Pro Forma
Net sales	$6,995.4	$(1,101.3)	$—		$5,894.1
Cost of goods sold	(3,066.7)	470.2	—		(2,596.5)
Gross margin	3,928.7	(631.1)	—		3,297.6

Other operating expenses:
Buying, distribution and occupancy expenses	(1,286.5)	154.7	—		(1,131.8)
Selling, general and administrative expenses	(2,112.3)	288.0	—		(1,824.3)
Acquisition and integration expenses	(77.4)	—	—		(77.4)
Depreciation and amortization expense	(358.7)	34.9	—		(323.8)
Total other operating expenses	(3,834.9)	477.6	—		(3,357.3)
Operating income (loss)	93.8	(153.5)	—		(59.7)

Interest expense	(103.3)	—	—		(103.3)
Interest income and other income, net	0.4	(0.1)	—		0.3
Loss on extinguishment of debt	0.8	—	—		0.8
Loss before (provision) benefit for income taxes	(8.3)	(153.6)	—		(161.9)
(Provision) benefit for income taxes	(3.6)	59.0	—		55.4
Equity in earnings of equity-method investee	—	—	46.9	(d)	46.9
Net loss	$(11.9)	$(94.6)	$46.9		$(59.6)

Net loss per common share:
Basic	$(0.06)				$(0.31)
Diluted	$(0.06)				$(0.31)

Weighted average common shares outstanding:
Basic	192.2				192.2
Diluted	192.2				192.2

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ASCENA RETAIL GROUP, INC.
Pro Forma Condensed Consolidated Balance Sheets (Unaudited)
As of February 2, 2019
(millions)

	ascena		Pro Forma		ascena
	as reported	maurices (a)	adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$214.6	$(6.5)	$203.0	(e)	$411.1
Inventories	692.6	(101.6)	—		591.0
Prepaid expenses and other current assets	237.4	(18.8)	—		218.6
Total current assets	1,144.6	(126.9)	203.0		1,220.7
Property and equipment, net	1,104.6	(83.0)	—		1,021.6
Goodwill	683.0	(93.5)	—		589.5
Other intangible assets, net	509.2	(89.0)	—		420.2
Equity-method investment	—	—	90.0	(f)	90.0
Other assets	54.9	(5.1)	—		49.8
Total assets	$3,496.3	$(397.5)	$293.0		$3,391.8

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$425.5	$(32.7)	$—		$392.8
Accrued expenses and other current liabilities	297.8	(49.1)	—		248.7
Deferred income	168.2	—	—		168.2
Total current liabilities	891.5	(81.8)	—		809.7
Long-term debt	1,333.6	—	—		1,333.6
Lease-related liabilities	295.8	(50.7)	—		245.1
Deferred income taxes	24.9	(27.6)	20.9	(g)	38.6
			20.4	(g)
Other non-current liabilities	205.1	(1.2)	—		203.9
Total liabilities	2,750.9	(161.3)	41.3		2,630.9

Total equity	745.4	(236.2)	236.2	(g)	760.9
			15.5	(g)
Total liabilities and equity	$3,496.3	$(397.5)	$293.0		$3,391.8

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ASCENA RETAIL GROUP, INC.
Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1. Basis of Presentation

ascena’s and maurices historical results are derived from ascena’s audited consolidated statement of operations for the fiscal years ended July 30, 2016, July 29, 2017 and August 4, 2018 and unaudited interim consolidated statement of operations for the six-month period ended February 2, 2019. The unaudited pro forma condensed consolidated balance sheet as of February 2, 2019 shows the financial position of ascena as if the disposition had occurred on February 2, 2019.

The historical financial information has been adjusted to give pro forma effect to events that are (1) directly attributable to the disposition, (2) factually supportable and (3) expected to have a continuing impact on the future results of the Company. In that regard, the pro forma condensed consolidated financial statements reflect adjustments for reimbursement of costs to be received under the management services agreement ("MSA") and transition services agreement ("TSA") entered into in connection with the consummation of the Transaction. The MSA is for a term of 36 months pursuant to which the Company provides certain back office support functions such as IT, logistics, supply chain and accounting processing for approximately $18 million per year. The TSA covers other transitional services such as legal, tax, human resources and internal audit for a shorter term, which ranges from 3 to 24 months depending on the service, for which the Company expects to receive approximately $8 million in year one and $5 million in year two.

In addition, under the terms of the MSA, maurices has the option to use the Company's sourcing operations to purchase its product. However, given the fact that maurices is not required to purchase goods through the Company, nor has any minimum purchase commitments, no such amounts have been reflected in these pro forma condensed consolidated financial statements.

2. Notes to the unaudited pro forma condensed consolidated financial statements:

(a) Reflects the historical financial results from operations and financial position of maurices reflecting the effect of the disposition of maurices on assets, liabilities, revenues and expenses directly attributable to the sale.

(b) Reflects reimbursement of costs incurred by the Company under the MSA and TSA agreements discussed above. The amounts were determined based on the costs expected to be incurred by the Company to provide the services under the agreements.

(c) Reflects the impact of taxes applied to the amounts received under the MSA and TSA agreements using the statutory tax rate in effect for the period.

(d) Reflects the Company's earnings (loss) from its approximately 49.6% equity-method investment in maurices by virtue of its ownership interest in the Buyer. The earnings (loss) amount is calculated by multiplying the ownership percentage times the maurices historical net income (loss) for the period, which has been adjusted to reflect the after-tax impact of the pro forma adjustments related to the MSA and TSA agreements of $8.5 million for the six months ended February 2, 2019 and $17.7 million for the year ended August 4, 2018. Historical operating results of maurices may not necessarily be indicative of maurices' future operating results which may be impacted by items such as borrowing costs related to the Transaction, writing maurices' assets and liabilities to fair value in purchase accounting and changes in maurices effective tax rate.

(e) Reflects the cash proceeds received at closing from the sale of maurices of $210 million. The proceeds were then reduced by approximately $7 million of transaction costs, which primarily reflect investment banking, legal and other professional fees. The Company expects to use the proceeds for general corporate purposes. Such anticipated usage has not been reflected in the accompanying condensed consolidated pro forma financial statements.

(f) Reflects the preliminary estimate of the fair value of ascena's approximately 49.6% equity-method investment in maurices by virtue of its ownership interest in the Buyer obtained in connection with the transaction. The final allocation of value could significantly differ from the amount presented in the unaudited pro forma condensed consolidated financial statements, as the final valuation is subject to an independent valuation study that has not yet been completed. Such study is expected to be completed during the fourth quarter of our fiscal year ending August 3, 2019.

(g) Reflects the preliminary estimated after-tax gain on the sale of maurices of $15.5 million, which has been excluded from the pro forma condensed consolidated statements of income. The actual after-tax gain to be recorded on the sale of maurices during the fourth quarter of fiscal 2019 may change based items such as adjustments to the estimated transaction costs, the amount ultimately allocated to the fair value of the equity investment, establishing a fair value associated with contracts, as well as changes to the tax rate applied to the net pre-tax gain. The preliminary estimated gain was calculated as follows (in millions):

Estimated proceeds, net of approximately $7 million of transaction costs	$203.0
Investment of approximately 49.6% equity investment received	90.0
Deferred tax liability associated with equity investment	(20.4)
maurices net assets held for sale	(236.2)
Pretax gain on sale of maurices	36.4
Taxes on sale of maurices	(20.9)
After-tax gain on sale of maurices	$15.5